UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT O F 1934


                                JANUARY 15, 2003
                   __________________________________________
                   DATE OF REPORT (DATE OF EARLIEST REPORTED)


                               EARTHNETMEDIA, INC.
              ____________________________________________________
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


        NEVADA                        333-57514                   95-4834274
________________________________________________________________________________
(STATE OR JURISDICTION               (COMMISSION              (I.R.S. EMPLOYER
  OF INCORPORATION)                   FILE NO.)              IDENTIFICATION NO.)


                                222 AMALFI DRIVE
                             SANTA MONICA, CA 90402
                               TEL: (310) 459-1081
          _____________________________________________________________
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

This Current Report on Form 8-K is filed by EarthNetMedia, Inc., a Nevada corporation (the "Company"), in connection with the matters described herein.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company is providing to the investment community (a) an executive summary about the Company, together with additional information about its proposed business plan and operations and (b) its internal operating budget for FY 2002-2007. These are attached as exhibits to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

EXHIBIT 99.7 Executive Summary about EarthNetMedia, Inc., and Additional Information about its Proposed Business Plan and Operations


EXHIBIT 99.8    EarthNetMedia Internal Operating Budget for FY 2002-2007

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          EARTHNETMEDIA, INC.



                                          By:  /s/  THOMAS P. CARSON
                                               ---------------------
                                                    Thomas P. Carson
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                                                    EXHIBIT 99.7


                         EARTHNETMEDIA EXECUTIVE SUMMARY


EarthNetMedia (ENM), a U.S.-based multimedia and international marketing company, is positioning itself to become a global multimedia television production and distribution company with the express purpose of producing, distributing and broadcasting entertaining, informative and cross-cultural consumer-oriented shows. ENM's goal is to provide wholesome family-style programming and, in connection with this programming, to merchandise consumer products via television and its Web site, to offer favorable prices to the consumer, and to give the Company and its shareholders optimal capital value.

ENM currently produces and distributes a home improvement, interior design, and lifestyle television program in order to provide a gateway for businesses in these industries to enter China's lucrative markets. The Company's plan is initially to provide an entry for these U.S. and international businesses to establish their presence in China, and then to assist firms with the marketing and branding of their products and services in the Chinese marketplace.

"The Art of Living" is the Company's current interior design and lifestyle television series, produced and hosted by EarthNetMedia CEO Alie Chang. It has been broadcast on a sample basis on Beijing television to an audience in excess of 90 million viewers. This program will be a vehicle to brand and market the Company's anticipated "Alie Collection" private label merchandise, as well as to endorse selected products of program sponsors and advertisers.

Alie Chang (CEO) and Felizian Paul (Chairman) have extensive experience in architectural interior design, building construction and real estate development. For the past 20 years, they have owned and operated successful businesses in their respective fields, designed and built unique commercial and specialty projects, as well as homes for many celebrity clients in the business and entertainment industries in the United States. In recent years, Alie Chang and Felizian Paul have operated a U.S./China import/export company.

Alie has forged strong relationships with the Chinese media, television and film industries, as well as the broader Chinese business community. Her ability to communicate fluently in both the Mandarin and Shanghai dialects has strengthened her ability to build these networks within the Chinese business community.

EARTHNETMEDIA HAS IDENTIFIED THE FOLLOWING KEY PROFIT CENTERS:


     o   TV PRODUCTION AND DISTRIBUTION
         This is intended to be the core business for EarthNetMedia. Its TV programs are aimed at gaining recognition of ENM's and Alie's brand name, and achieving access to many potential related business arenas.

         ENM currently is producing a home improvement/ interior design show, "The Art of Living", in a magazine format. Future productions anticipated will be a magic show, a travel show, and a new technology show.

     o   E-COMMERCE AND TV DIRECT SALES
         EarthNetMedia intends to utilize all media resources, including Web site and e-commerce, as well as broadcast, cable and satellite television, to reach the major markets in China, Southeast Asia and the U.S. ENM will cross promote via its Web site and its television program. China Everbright Bank has committed to providing credit and debit cards to ENM's customers to be used for TV, Internet, catalog and showroom purchases in China.

     o   MEDIA BUYING AND ADVERTISING SALES
         The demand for furniture and accessories seen on recently broadcast television programming has placed EarthNetMedia in a position to take advantage of the rapid growth of China's home improvement industry. Numerous multi-national home improvement entities have demonstrated interest in advertising their products and services on "The Art of Living" TV program. ENM also intends to access the extensive experience and knowledge of China's state-run advertising association with which ENM has established a relationship.

     o   FURNITURE SALES AND DISTRIBUTION
         The strong audience response to segments of "The Art of Living" TV program demonstrates a demand for sensible and well-designed furniture and accessories. ENM is presently initiating the design of home furnishing product lines in conjunction with Chinese manufacturers under the "Alie Collection" label. These products would be introduced to the market on an OEM basis. The "Alie Collection" is also intended to be sold through displays in showrooms in Beijing, Shanghai and Los Angeles where there would also be trained staff available to provide design services.

     o   2008 BEIJING OLYMPICS PROCUREMENT EXPO
         ENM has obtained the exclusive rights from Beijing CSCEC Huashuo Exhibition Co. Ltd., a division of China State Construction (China's largest), to organize the U.S. and European Pavilions at a 2003 Building Products and Services Expo and all subsequent annual Expos leading up to the Beijing Olympics in 2008. The 2003 Expo will showcase building materials and interior design products and services directly to the buyers for the major construction projects related to the 2008 Games. CSCEC currently has $22.5 billion in construction contracts planned for the Beijing Olympics. The private sector is committed to spending an additional $33.6 billion on Olympic related projects.

     o CONSULTING FEES, JOINT VENTURES, VIRTUAL OFFICES, BRANDING STRATEGIES ENM anticipates receiving revenue not only from the sale of booths at the Expos, but, more importantly, fees for consulting with participating building material companies. ENM may also assist these companies to enter the broader Chinese marketplace through our contacts in the Chinese business community, as well as with China State Construction, the largest buyer of building materials in China. Companies will have the opportunity to be featured on our TV show "The Art of Living". ENM will function as a full service marketing and media buying company for these U.S. & European building products and service companies in China.


                                MISSION STATEMENT

We are a global multimedia, television production and distribution company. We intend to produce, distribute and broadcast shows that are entertaining, informative, cross-cultural and consumer oriented. The Company will be merchandising consumer products via product placement on our TV series and on our Web site. We will provide wholesome family-style programming and products at favorable prices to the consumer.

EarthNetMedia serves as a gateway to China. We can use our television production and distribution to help international businesses create a presence in China and to showcase and market their products and services.


                                    OBJECTIVE

THE COMPANY IS SEEKING $5 MILLION IN EQUITY INVESTMENT to meet our financial requirements and to potentially grow the company through mergers and acquisitions. The exit strategy is a second round of funding from the stock market.

EARTHNETMEDIA IS CURRENTLY TRADING ON THE OTCBB NASDAQ UNDER THE SYMBOL ENME. We are a fully reporting company.

TV PROGRAM PRODUCTION

ENM'S CORE IN-HOUSE PRODUCTION IS OUR SERIES, "THE ART OF LIVING - HOME IMPROVEMENT, INTERIOR DESIGN". This weekly, thirty-minute, informative and entertaining show is produced in a magazine-style format. Each episode features a make-over of a home or unit, a celebrity or high profile individual in their home, as well as a "How To" segment. A five-minute market survey segment of "The Art of Living" has been airing weekly on Beijing TV, broadcasting to an audience of 90 million viewers on Thursday nights on Channel 1 at 11:00 PM, as well as Channel 2 at 10 PM.

The Company has negotiated, and anticipates finalizing in the near future, an agreement with Beijing TV to syndicate "The Art of Living" television series in China beginning in July 2003. The show would be aired during prime time on Beijing TV and more than 15 additional major city stations, with one repeat per week, to an audience of more than one hundred million viewers. As part of this broadcasting plan, Alie Chang will soft market her own "Alie Collection" line of home furnishing products and accessories to the Chinese audience via product placement and will also endorse other companies' products on the "What's New" segment of the show. This powerful exposure should quickly establish brand recognition for the "Alie Collection", as well as for the third party products.

Alie Chang, the producer and host of "The Art of Living", is well known for her work in interior architectural design. Her works have been published in major architectural books and international magazines.

Other anticipated productions for the future include a magic show, travel show and new technology show.


TV PROGRAM DISTRIBUTION

Alie Chang has forged strong relationships with the Chinese television and film industries, as well as the broader Chinese business community. In June 1998, Alie was authorized to represent a consortium of over 20 major provincial and city television stations in China to identify and introduce suitable companies from the U.S. sector that are capable of providing programming and advertising sponsorships on a barter basis. This television alliance forms an association with the largest and most powerful provincial television stations in China. Their combined audience is more than 200 million viewers.

NATIONAL GEOGRAPHIC IN CHINA - Alie successfully spearheaded the signing of an agreement with National Geographic Television, ICM (International Creative Management) and China Central Television to broadcast approximately 50 episodes of National Geographic starting in December 2000 at prime time on CCTV to an audience of over 200 million viewers.

ASSOCIATED  TELEVISION  INTERNATIONAL  -  EarthNetMedia  has been  appointed  by
Associated Television International to represent its library of motion picture and television programs for distribution in China. This library consists of over 70 titles and television series. This library also contains more than 600 hours of clips, segments, footage, and music for sale or licensing on Chinese television. This is a one year agreement beginning May 10, 2002. The ATI agreement expands ENM's ability to develop new programs for China and co-produce programming with ATI.


E-COMMERCE AND TV DIRECT SALES

ENM intends to be among the leading companies using Internet multimedia presentations and e-commerce. It would also simultaneously air its program content via broadcast, cable and satellite television to major markets in China and Southeast Asia.

The Company can integrate advertising on its e-commerce sites with its television programs, bringing the consumer full-circle and, thereby, leveraging its brand and diversifying its sources of revenue.

China Everbright Bank will provide "Sun Cards" (credit and debit cards) to ENM's customers in China. These cards can be used for TV, Internet, catalog and showroom purchases. China Everbright Bank has 265 branch offices in over 30 major cities throughout China with thousands of inter-bank and internet ready ATM machines in strategic locations.


MEDIA BUYING AND ADVERTISING SALES

China has privatized its housing industry. For the first time in 50 years, Chinese citizens have the privilege of home ownership. The Chinese middle-class is approaching the size of the entire population of the US and is eager to purchase and furnish their own homes. The home improvement market in China has already become a $30 billion dollar per year industry.

With   advertising   timeslots   available  from  its  television   programming,
EarthNetMedia would be well positioned to sell home improvement products and accessories, while its television programs provide the viewing audience with ideas and inspiration for decorating their new homes. Among the kinds of products identified as desirable for TV sales in China are products such as smoke detectors, fire alarms and security systems.

Alie is also designing furnishings and accessories to be produced in China under her private brand label, the "Alie Collection", for sale locally. Some of the merchandise will also be shipped to the US for distribution.

FURNITURE AND ACCESSORY SALES/DISTRIBUTION

The furniture manufacturing industry in China has in recent years developed into a highly specialized and sophisticated mega-industry. High quality products are available at very reasonable prices. With design modifications, EarthNetMedia will be able to market certain of these products under the brand name of "Alie Collection". These furnishings would be contracted for on an OEM basis and distributed in both China and the US. The "Alie Collection" is expected to be very competitively priced and would be on display in showrooms in Beijing, Shanghai and Los Angeles. ENM also anticipates having trained staff in each showroom to provide complete design service capability for our customers.

ENM's CEO Alie Chang may also design and furnish model homes using "Alie Collection" branded products. ENM is exploring the formation of a network of home builders offering them "Alie Collection" furnishings. These builders would receive a percentage of any items sold through their design center or their model home complex. Home buyers would be able to order their furnishings from the model homes and purchase anything from a single piece to furnishings for the entire home. The Company's "The Art of Living" series could also feature some of these model homes. EarthNetMedia, through its contacts with the National Association of Homebuilders in the US, would thus be able to build a national distribution network without paying expensive rent for floor space or showrooms by using the builders' model homes.


ALIE COLLECTION

The "Alie Collection" is intended to be an upscale product line to be sold both on the Internet, television commercial spots, soft-sell infomercials, and at showrooms in Shanghai, Beijing and Los Angeles.

The "Alie Collection" is anticipated to consist of a wide range of furniture, arts and crafts, home decorations and other products. Some would be new, high-end designer-label products specifically manufactured for the "Alie Collection." Other products would be selected, or modified from existing products, to make them more suitable for the international consumer's needs.

The selected products would include home furnishings, accessories and decorative items. Emphasis will be on beauty, craftsmanship, timelessness and marketplace demands.

2008 BEIJING OLYMPICS BUILDING MATERIALS PROCUREMENT EXPO:
U.S. & EUROPEAN PAVILIONS

The 2008 Olympic Summer Games in Beijing will be one of the single largest urban development projects in the recent history of the People's Republic of China. Beijing is committed to spending $22.5 billion over the next six years to bolster its buildings, roads, railways and the environment. The Games are anticipated to generate another $33.6 billion of related private-sector development resulting in the richest games ever. China's high-dollar commitment represents an intense effort to modernize and to revamp its global image.

Plans call for 268 million sq. ft. of new construction. This includes 400 hotels, 670,000 housing units, 32 competitions venues and 22 stadiums, as well as more than tripling its current transportation network. Over 700 kilometers of additional transportation network will be built. Newly environmentally conscious Beijing also aims to clean up its air, water and land.

2003 is scheduled as the year of initial government procurement. China State Construction Engineering Corporation (CSCEC) and its subsidiaries, China Construction Import and Export Corporation and China Architectural Decoration Association, are the organizers and sponsors of this procurement process.

EarthNetMedia, Inc. has been appointed by CSCEC and its exhibition division, China Construction Import & Export Corporation - "Beijing CSCEC Huashuo Exhibition Co. Ltd.", as their exclusive U.S. and European representative. We will organize the US Pavilion and the European Pavilion for the 2003 International Exhibition for Building Construction and Interior Design to be held March 1st - 4th in Beijing. ENM is also the exclusive representative for subsequent annual Expos leading up to the Beijing Olympic Games in 2008. This year's EXPO is approved by the Chinese Ministry of Foreign Trade & Economic Cooperation (MOFTEC). The U.S. and European Pavilions are designated to showcase the latest building products and services to be used for the construction related to the Olympic Games.

This Expo, unlike many other exhibitions, is not for the general public. Rather, it is designed for the planners, architects, engineers and procurement departments, for those who write the specifications and, most importantly, for those who act as the buyers of building materials for these major construction projects. It is through this Expo that these buyers will have a first hand opportunity to learn about and view the latest products, building systems, decoration items and services from the U.S. and Europe.

EarthNetMedia's commitment is to help U.S. companies gain market share in this explosive market in China. Our many years of involvement with the Building Industry (BIA), National Association of Home Builder (NAHB) and the U.S. Department of Commerce have given rise to our involvement in this building material procurement Expo.

In November of 2001, EarthNetMedia was selected by the NAHB and the U.S. Department of Commerce to be the official media and production company for the "World Focus on Housing Conference" in Shanghai. We quickly realized that these companies are also potential sponsors for our home improvement interior design show, "The Art of Living". Some of these companies are again joining us for the U.S. Pavilion in March 2003.

Some of the participating companies or companies that have expressed strong interest in joining the U.S. Pavilion in March are:

   o   Home Depot
   o   Armstrong World Industries
   o   Marvin Windows and Doors
   o   Centria International
   o   Boise Cascade
   o   Avon - Division of Wesco
   o   Paragon Water
   o   Meiser
   o   Kohler
   o   Almet Steel Roofing
   o   Hettich
   o   Pennsylvania Hardwood Association
   o   Heartland

                                    IMPORTANT

The foregoing information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of EarthNetMedia, Inc., and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth herein and in the documents EarthNetMedia files with the Securities and Exchange Commission. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: material adverse changes in economic conditions generally or in the markets served by the Company, material changes in inflation, future regulatory and legislative actions affecting the Company's operating areas, competition from others, product demand and market acceptance, the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms, the ability to expand into and successfully operate in foreign markets, and obtaining and retaining skilled workers and key executives. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or any other reason.

INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

                                                                    EXHIBIT 99.8


                                  EARTHNETMEDIA
                     FY 2002-2007 INTERNAL OPERATING BUDGET


EarthNetMedia has decided to provide the investment community with our current internal operating budget (the "Budget"). This Budget is prepared as part of the Company's normal business practices, to assist the Company's management in its overall operations, and is based on analyses of the key potential profit centers the Company has identified as part of its overall business plan. The Budget is not necessarily a projection of the most probable outcome of the Company's operations, but rather the targets the Company hopes to achieve under its business plan.

The  Budget is being  provided  pursuant  to  Regulation FD, and  investors  are
cautioned  to  take  into   consideration   all  of  the   relevant   facts  and
circumstances, including the assumptions and risks set forth below.

Key assumptions which are built into the Budget include the following:

1. The conversion by the Company's major stockholders, Felizian (Phil) Paul and Alie Chang, of $700,000 of the Company's debt to them into 1,166,667 shares of the Company's Common Stock was done effective as of December 31, 2002.

2. As previously announced, the Company's Common Stock will be split on a six-for-one basis effective as of January 20, 2003.

3. The Company will realize net proceeds of $3,000,000 during the first quarter of 2003 from the exercise of currently outstanding C Warrants and D Warrants. This is perhaps the most important assumption in the Budget, AS THE COMPANY NEEDS A SIGNIFICANT AMOUNT OF NEW CAPITAL IN ORDER TO IMPLEMENT ITS BUSINESS PLAN, MOST PARTICULARLY THE PRODUCTION OF TELEVISION PROGRAMMING AND THE ACQUISITION OF PRODUCT INVENTORY.

4. The core part of the Company's business plan is the successful production and broadcasting of the Company's television programming. The Budget assumes that the Company will successfully beginning the broadcast of its first program in July 2003, and add one new television program in each succeeding year through 2007.

Key risks which must be successfully addressed in order to achieve the Budget include the following:

1. The Company has been in the development stage since its inception in April 2000. While it has produced a limited number of episodes of a television program, it has never actually had active operations of the kind and magnitude reflected in the Budget. It will be necessary for the Company to recruit, train and retain a significant number of employees in order to achieve the results set forth in the Budget.

2. The People's Republic of China represents the most important market for the Company's products and operations. In recent years, both before and after its entry into the World Trade Organization, China's economy and society have been growing very rapidly. However, it is not clear how long this growth can continue, or whether this growth may produce unforeseen strains on its government, society and economy. Further, the Chinese government continues to maintain a relatively high level of control over many aspects of the economy, and there could be adverse changes in policy by the Chinese government in light of the evolving economic and social developments.

3. There are always possible changes in the competitive environment in the markets where the Company intends to operate, which could impact either the level of such operations or their relative profitability.

IMPORTANT

This Budget contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of EarthNetMedia, Inc., and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth herein and in the documents EarthNetMedia files with the Securities and Exchange Commission. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: material adverse changes in economic conditions generally or in the markets served by the Company, material changes in inflation, future regulatory and legislative actions affecting the Company's operating areas, competition from others, product demand and market acceptance, the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms, the ability to expand into and successfully operate in foreign markets, and obtaining and retaining skilled workers and key executives. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or any other reason.

INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION.



                                                       EARTHNETMEDIA, INC.
                                        OPERATING BUDGET - STATEMENTS OF NET INCOME (LOSS)
                                                 FOR THE YEARS 2002 THROUGH 2007


                        Nine Mos     4th Qtr     Full Year
                        ___________________________________
                          2002        2002        2002           2003         2004          2005          2006          2007
                        _________________________________________________________________________________________________________

China: Television
  Programming           $       -   $       -   $         -   $  760,500   $ 4,368,000   $ 8,320,000   $11,050,000   $15,444,000

Worldwide Distribu-
  tion of TV shows              -           -             -      300,000       500,000       750,000     1,000,000   $ 1,250,000

Sales of Furnishing
  & Other Products              -           -             -
    --China                                                      750,000     2,000,000     4,000,000     6,000,000     8,000,000
    --United States                                            1,500,000     2,500,000     3,000,000     3,500,000     4,500,000
Other Revenues                  -           -             -      250,000     1,500,000     2,000,000     3,500,000     4,000,000
                        _________________________________________________________________________________________________________
TOTAL GROSS REVENUES            -           -             -    3,560,500    10,868,000    18,070,000    25,050,000    33,194,000
                        _________________________________________________________________________________________________________
TOTAL COST OF GOODS
  SOLD                          -           -             -    2,976,175     8,818,800    13,932,000    18,927,500    24,975,400
                        _________________________________________________________________________________________________________
GROSS MARGIN                    -           -             -      584,325     2,049,200     4,138,000     6,122,500     8,218,600
                        _________________________________________________________________________________________________________
CORPORATE OVERHEAD        680,549     370,000     1,050,549      500,000       650,000       750,000     1,000,000     1,250,000

DEPRECIATION               11,246      11,250        22,496       50,000        60,000        75,000       100,000       100,000

INTEREST COSTS             22,316      23,000        45,316            -             -             -             -             -
                        _________________________________________________________________________________________________________
TOTAL OTHER EXPENSES      714,111     404,250     1,118,361      550,000       710,000       825,000     1,100,000     1,350,000
                        _________________________________________________________________________________________________________
INCOME (LOSS) BEFORE
  TAXES                  (714,111)   (404,250)   (1,118,361)      34,325     1,339,200     3,313,000     5,022,500     6,868,600

TAXES                           -           -             -            -             -      (999,410)   (2,009,000)   (2,747,440)
                        _________________________________________________________________________________________________________
NET INCOME (LOSS)       $(714,111)  $(404,250)  $(1,118,361)  $   34,325   $ 1,339,200   $ 2,313,590   $ 3,013,500   $ 4,121,160
                        _________________________________________________________________________________________________________




                                                       EARTHNETMEDIA, INC.
                                            OPERATING BUDGET - STATEMENTS OF CASH FLOWS
                                                 FOR THE YEARS 2002 THROUGH 2007


                        Nine Mos     4th Qtr     Full Year
                        ___________________________________
                          2002        2002        2002           2003         2004          2005          2006          2007
                        _________________________________________________________________________________________________________


CASH PROVIDED BY
  OPERATIONS:

NET INCOME               (714,111)   (404,250)   (1,118,361)      34,325     1,339,200     2,313,590     3,013,500     4,121,160

DEPRECIATION               11,246      11,250        22,496       50,000        60,000        75,000       100,000       100,000
FILM AMORTIZATION               -           -             -      780,000     2,730,000     4,160,000     5,200,000     7,020,000
INCREASE IN RECEIVABLES         -           -             -     (517,750)   (2,166,250)   (2,163,500)   (1,802,500)   (2,384,500)
INCREASE IN PAYABLES       13,998           -        13,998      258,875     1,083,125     1,081,750       901,250     1,192,250
PURCHASE OF INVENTORY           -           -             -   (1,250,000)     (450,000)   (1,050,000)     (750,000)     (500,000)
(INCR) DECR IN PREPAID
  EXPENSES                (23,104)     19,806        (3,298)      19,548             -             -             -             -
INCR (DECR) IN ACCRUED
  EXPENSES                326,284     106,313       432,597   (1,000,575)            -             -             -             -
OTHER                      (4,000)    120,000       116,000            -             -             -             -             -
                        _________________________________________________________________________________________________________
NET CASH FROM
  OPERATIONS             (389,687)   (146,881)     (536,568)  (1,625,577)    2,596,075     4,416,840     6,662,250     9,548,910
                        _________________________________________________________________________________________________________
CASH PROVIDED BY
  FINANCING ACTIVITIES:

SALE OF EQUITY            295,700           -       295,700    3,000,000             -             -             -             -
NOTE PAYABLE               37,500           -        37,500      (37,500)            -             -             -             -
STOCKHOLDER ADVANCES      100,280     167,087       267,367            -             -             -             -             -
BANK FINANCING                  -           -             -            -        400,000            -       (400,000)           -
                        _________________________________________________________________________________________________________
NET CASH  PROVIDED BY
  FIN. ACTIVITIES         433,480     167,087       600,567    2,962,500        400,000            -       (400,000)           -
                        _________________________________________________________________________________________________________
CASH USED IN INVESTING
  ACTIVITIES:

INVESTMENT IN
  SUBSIDIARY              (15,000)          -       (15,000)           -             -             -             -             -
PURCHASE OF EQUIPMENT     (27,077)     (6,366)      (33,443)    (190,000)      (75,000)     (125,000)     (100,000)      (75,000)
ADDITIONS TO FILM COSTS   (68,221)    (10,000)      (78,221)  (1,121,250)   (2,908,750)   (4,290,000)   (5,427,500)   (6,142,500)
                        _________________________________________________________________________________________________________
NET CASH USED IN
  INVESTING ACTIVITIES   (110,298)    (16,366)     (126,664)  (1,311,250)   (2,983,750)   (4,415,000)   (5,527,500)   (6,217,500)
                        _________________________________________________________________________________________________________
NET INCR (DECR) IN
  CASH FLOWS              (66,505)      3,840       (62,665)      25,673        12,325         1,840       734,750     3,331,410

CASH, BEG OF PERIOD        67,255         750        67,255        4,590        30,263        42,588        44,428       779,178
                        _________________________________________________________________________________________________________
CASH, END OF PERIOD           750       4,590         4,590       30,263        42,588        44,428       779,178     4,110,588
                        =========================================================================================================



                                                             EARTHNETMEDIA, INC.
                                                     OPERATING BUDGET - BALANCE SHEETS
                                                      FOR THE YEARS THROUGH 12/31/2007




                                 Sept 30         Dec 31
                                   2002           2002           2003          2004           2005          2006            2007
                               __________      _________      _________     _________     __________     __________     __________

ASSETS

CASH                                  750          4,590         30,263        42,588         44,428        779,178      4,110,588
ACCOUNTS RECEIVABLE                     -              -        517,750     2,684,000      4,847,500      6,650,000      9,034,500
INVENTORY/SHOWROOMS                     -              -      1,250,000     1,700,000      2,750,000      3,500,000      4,000,000
PREPAID EXPENSES                   39,354         19,548              -             -              -              -              -
                               ___________________________________________________________________________________________________
TOTAL CURRENT ASSETS               40,104         24,138      1,798,013     4,426,588      7,641,928     10,929,178     17,145,088
                               ___________________________________________________________________________________________________
PROPERTY AND EQUIPMENT

OFFICE EQUIPMENT                    8,518         10,000        100,000       150,000        250,000        325,000        400,000
PRODUCTION EQUIPMENT              145,116        150,000        250,000       275,000        300,000        325,000        325,000
ACCUM DEPRECIATION                (75,531)       (86,781)      (136,781)     (196,781)      (271,781)      (371,781)      (471,781)
                               ___________________________________________________________________________________________________
TOTAL EQUIPMENT                    78,103         73,219        213,219       228,219        278,219        278,219        253,219
                               ___________________________________________________________________________________________________
OTHER ASSETS

INVESTMENT                         15,000         15,000         15,000        15,000         15,000         15,000         15,000
PROGRAM LIBRARY                   533,423        543,423        884,673     1,063,423      1,193,423      1,420,923        543,423
                               ___________________________________________________________________________________________________
TOTAL ASSETS                      666,630        655,780      2,910,905     5,733,230      9,128,570     12,643,320     17,956,730
                               ===================================================================================================


LIABILITIES & EQUITY

LIABILITIES

ACCOUNTS PAYABLE                   53,375         53,375        312,250     1,395,375      2,477,125      3,378,375      4,570,625
ACCRUED COMPENSATION              704,937        799,937              -             -              -              -              -
OTHER ACCRUED EXPENSES            289,325        300,638              -             -              -              -              -
NOTE PAYABLE                       37,500         37,500              -             -              -              -              -
STOCKHOLDER ADVANCES              432,913              -              -             -              -              -              -
BANK FINANCING                          -              -              -       400,000        400,000              -              -
                               ___________________________________________________________________________________________________
TOTAL LIABILITIES               1,518,050      1,191,450        312,250     1,795,375      2,877,125      3,378,375      4,570,625
                               ___________________________________________________________________________________________________

STOCKHOLDERS' EQUITY

NEW EQUITY                              -        600,000      3,700,000     3,700,000      3,700,000      3,700,000      3,700,000
COMMON STOCK                      931,922      1,051,922      1,051,922     1,051,922      1,051,922      1,051,922      1,051,922
RETAINED EARNINGS              (1,783,342)    (2,187,592)    (2,153,267)     (814,067)     1,499,523      4,513,023      8,634,183
                               ___________________________________________________________________________________________________
TOTAL EQUITY                     (851,420)      (535,670)     2,598,655     3,937,855      6,251,445      9,264,945     13,386,105
                               ___________________________________________________________________________________________________
TOTAL LIABILITIES & EQUITY        666,630        655,780      2,910,905     5,733,230      9,128,570     12,643,320     17,956,730
                               ===================================================================================================
